SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 29, 2008
EPIX Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)
          Delaware
(State or Other Jurisdiction of Incorporation)

000-21863	04-3030815

(Commission File Number)	(IRS Employer Identification No.)

4 Maguire Road, Lexington, Massachusetts	02421

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 761-7600
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02     Termination of a Material Definitive Agreement.
     On September 4, 2008, EPIX Pharmaceuticals, Inc. (the “Company”) announced that Bayer Schering Pharma AG, Germany (“Bayer Schering”) notified the Company that it is terminating the Amended and Restated Strategic Collaboration Agreement by and between the Company and Bayer Schering, dated as of June 9, 2000 and amended as of December 22, 2000 (the “Agreement”), effective March 1, 2009. Accordingly, the worldwide commercial rights for the Company’s blood pool magnetic resonance angiography agent, Vasovist, will be transferred back to the Company on such date. The parties are negotiating the final terms of the transfer of such commercial rights.
     Under the Agreement, the Company granted Bayer Schering an exclusive license to co-develop and market Vasovist worldwide. Generally, each party to the Agreement shares equally in Vasovist costs and profits in the United States. Pursuant to the terms of the Agreement, the Company retained responsibility for completing clinical trials and filing for U.S. Food and Drug Administration approval in the United States and Bayer Schering retained responsibility for clinical and regulatory activities for Vasovist outside the United States. In addition, the Company is entitled to receive a royalty on products sold outside the United States and, if Vasovist is approved and launched in the United States, a percentage of Bayer Schering’s operating profit margin on products sold in the United States.
     Under the Agreement, Bayer Schering had the right to terminate the Agreement at any time on a region-by-region basis or in its entirety, upon six months written notice to the Company, which right was exercised as described above. In addition, either party may terminate the Agreement while still in effect upon thirty days notice if there is a material breach.
Item 7.01     Regulation FD Disclosure.
     On September 4, 2008, the Company issued a press release, a copy of which is being furnished as Exhibit 99.1 to this Report on Form 8-K.
     The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits:

99.1 Press Release issued by the registrant on September 4, 2008, furnished herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX PHARMACEUTICALS, INC.
September 9, 2008	By:	/s/ Kim Cobleigh Drapkin
Kim Cobleigh Drapkin
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by the registrant on September 4, 2008, furnished herewith.